SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2004

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

(215) 579-7388

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On August 11, 2004, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release announcing that in accordance with NASDAQ Marketplace Rule 4350, as amended, the Company granted inducement stock options to Greg Ford, the Company’s Vice President, Business Development and Strategic Planning, and Brad Zerler, the Company’s Vice President of Research, in connection with the commencement of their employment with the Company. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 70,000 non-qualified stock options to Mr. Ford and 40,000 non-qualified stock options to Mr. Zerler, each with exercise prices equal to the fair market value on the grant date, ten-year duration and vesting at the rate of 20% for each year of service with the Company.

The foregoing statements are qualified in their entirety by the Company’s press release, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

By:	/S/ NANCY C. BROADBENT
Nancy C. Broadbent
Chief Financial Officer
(Principal Financial Officer)

Date: August 11, 2004